UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Digital Ally, Inc.

9705 Loiret Blvd.

Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2018, Digital Ally, Inc. (the “Company”) completed a private placement (the “Private Placement”) of $6.05 million in principal amount of Senior Secured Convertible Promissory Notes (the “Notes”) and warrants to purchase 806,667 shares of common stock of the Company (the “Warrants”) to institutional investors. The Notes and Warrants were issued pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and the purchasers’ signatory thereto (the “Holders”). The Private Placement resulted in gross proceeds of $5.5 million before placement agent fees and other expenses associated with the transaction. The proceeds will be used primarily for full repayment of the 8% Senior Convertible Notes issued in December 2016, other outstanding debt of the Company, working capital, and general corporate purposes. Roth Capital Partners acted as placement agent for the Company.

Prior to the maturity date, the Notes bear interest at 8% per annum, which twelve (12) months’ interest amount shall be guaranteed; provided, however, that in the event that a cash prepayment or amortization is made pursuant to the Notes, then the Company shall only be required to pay an amount equal to the annualized additional interest due on the then outstanding principal balance of the Notes. Interest shall be paid at the Company’s discretion in cash, or subject to the equity conditions contained in the Notes, in shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Notes rank senior to the Company’s existing and future indebtedness and are secured to the extent and as provided in the security and related documents attached hereto as Exhibits 10.4 through 10.6.

The Notes are convertible at any time after their date of issue at the option of the Holders into shares of Common Stock at $2.50 per share (the “Conversion Price”). The Notes mature on May 3, 2019 (the “Maturity Date”). Commencing on July 1, 2018, and continuing for each fiscal month thereafter through the Maturity Date, the Company will make payments of principal and interest to the Holders in order to fully amortize the Notes. The Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

At any time after issuance of the Notes, so long as there is no event of default under the Notes, the Company may deliver to the Holders a notice of prepayment with respect to any portion of the principal amount of the Notes, any accrued and unpaid (including, without limitation, guaranteed interest on any outstanding principal), and any other amounts due under the Notes). If the Company exercises its right to prepay the Notes, the Company will pay to the Holders an amount in cash equal to the sum of the then outstanding principal amount of the Notes and guaranteed interest as follows: (i) from the initial issuance date of the Notes to August 1, 2018, a 0% premium; (ii) from August 2, 2018 to December 1, 2018, a 110% premium; and (iii) from December 2, 2018 to the Maturity Date, a 115% premium.

At any time after issuance of the Notes, in the event that the Company (i) consummates any public or private offering or other financing or capital-raising transaction of any kind (each a “Subsequent Offering”), in which the Company receives, in one or more contemporaneous transactions, gross proceeds of $10,000,000, (ii) receives cash, in the aggregate, of at least $10,000,000 from any Action (as defined in the Purchase Agreement), at any time upon ten (10) days written notice to the Holders, but subject to the Holders’ conversion rights set forth in the Notes, the Company must make a mandatory redemption in full of the Notes to the Holders. The required redemption of the Notes would be at an amount equal to the outstanding principal amount of the Notes, any accrued and unpaid interest (including, without limitation, guaranteed interest), and any other amounts due under the Notes at the same premium described above with respect to prepayments.

The Notes also provide for mandatory conversion by the Holders in the event that at any time (x) the VWAP (as defined in the Notes) of the Common Stock listed on the Trading Market (as defined in the Purchase Agreement) exceeds $4.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) for twenty (20) consecutive Trading Days, and (y) no failure of the Equity Conditions (as defined in the Notes) then exists, the Company shall have the right to require the Holders to convert all, or any part, of the Conversion Amount (as defined in the Notes) of the Notes (but in no event less than the lesser of (I) two (2) times the daily average trading volume for the prior (20) consecutive Trading Date (as defined in the notes), and (II) all of the Conversion Amount then remaining under the Notes), as designated in the Mandatory Conversion Notice (as defined in the Notes) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Notes at the Conversion Price as of the Mandatory Conversion Date (as defined in the Notes).

So long as the Notes are outstanding, the Company is prohibited from entering into any Variable Rate Transactions (as defined in the Notes).

Upon the occurrence of an event of default under the Notes, the Company must repay to the Holders, in cash or in shares of Common Stock at the greater of (i) a 135% premium of the outstanding principal amount of the Notes and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of the Notes; and (ii) the outstanding principal amount of the Notes and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of the Notes, divided by the Conversion Price, multiplied by (b) the highest closing price for the Common Stock on the Trading Market (as defined in the Purchase Agreement) during the period beginning on the date of first occurrence of the event of fault and ending one (1) day prior to the mandatory prepayment date in the prepayment section of the Notes.

The Warrants issued in conjunction with the Note are exercisable to purchase up to an aggregate of 806,667 shares of Common Stock commencing on the date of issuance at an exercise price of $3.00 per share (the “Exercise Price”). The Warrants will expire on the fifth (5th) anniversary of their date of issuance. The Exercise Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrants provide for cashless exercise in the event that after 180-days after their issuance a registration statement on Form S-1 (or other applicable registration statement under the Securities Act of 1933, as amended (the “Securities Act”)) covering the resale of all shares of Common Stock underlying the Warrants is not available for the issuance of such shares of Common Stock. A Holder has no right to convert the Note or exercise the Warrant to the extent that such conversion or exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of purchaser, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, including pursuant to Rule 506 thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investor regarding the Company or the securities offered in the Private Placement.

Pursuant to the Purchase Agreement, the Company must within forty-five (45) days of the closing date file with the U.S. Securities and Exchange Commission a registration statement on Form S-1 (or other applicable registration statement under the Securities Act) covering the resale of all shares of Common Stock issuable upon conversion or exercise of the Notes and Warrants, respectively,

The foregoing does not purport to be a complete description of the Purchase Agreement, the Notes, the Warrants, the Security Agreement, the Intellectual Property Security Agreement, and the Subsidiary Guarantee and is qualified in its entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, to this Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Securities Purchase Agreement, dated April 3, 2018, by and among the Company and the purchaser signatories thereto
Exhibit 10.2	Form of Senior Secured Convertible Promissory Note
Exhibit 10.3	Form of Common Stock Purchase Warrant
Exhibit 10.4	Form of Security Agreement, by and among the Company and each of the secured parties thereto
Exhibit 10.5	Form of Intellectual Property Security Agreement, between the Company and the secured lender thereto
Exhibit 10.6	Form of Subsidiary Guarantee, by and among the Company, the purchasers under the Securities Purchase Agreement, and each of the Company’s subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2018

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer